                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Monsanto Company
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                                 MONSANTO LOGO
                                                    MONSANTO COMPANY
                                                    800 N. LINDBERGH BOULEVARD
                                                    ST. LOUIS, MISSOURI 63167
                                                    (314) 694-1000

NOTICE OF
ANNUAL MEETING OF SHAREOWNERS
APRIL 24, 1998

You are invited, as a shareowner of Monsanto Company, to be present or represented by proxy at the Annual Meeting of Shareowners to be held at The Field Museum, Roosevelt Road and Lake Shore Drive, Chicago, Cook County, Illinois, on Friday, April 24, 1998, at 1:30 p.m. for the following purposes:

     1. To elect three directors.

     2. To ratify the appointment of Deloitte & Touche LLP as principal independent auditors for the year 1998.

     3. To consider and act upon a shareowner proposal.

     4. To transact such other business as may properly come before the meeting.

Shareowners of the Company of record at the close of business on March 5, 1998, are entitled to vote at the Annual Meeting of Shareowners and all adjournments thereof. The Company will make available an alphabetical list of shareowners entitled to vote at the Annual Meeting for examination by any shareowner. The shareowner list will be available for inspection, during ordinary business hours, at the offices of the Company's transfer agent, First Chicago Trust Company of New York, Shareholder Services, One North State Street, 11th Floor, Chicago, Illinois, from April 14, 1998, until the Annual Meeting. Since a majority of the outstanding shares of stock of the Company which are entitled to vote at the meeting must be represented to constitute a quorum, all shareowners are urged either to attend the meeting or to be represented by proxy.

Whether or not you expect to attend the meeting in person, please mark, sign, date, and return the accompanying proxy in the enclosed business reply envelope at your earliest convenience. If you attend the meeting and wish to change your vote or for any other reason desire to revoke your proxy, you may do so at any time before the voting. Attendance at the Annual Meeting of Shareowners will not in itself constitute a revocation of a previously furnished proxy, and shareowners who attend the Annual Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

If you plan to attend the Annual Meeting, you must present your admittance ticket at the door. Your admittance ticket and directions to the Annual Meeting are included on pages 27 and 28 of this Proxy Statement.

                                           /s/ R. WILLIAM IDE III

                                           R. WILLIAM IDE III
                                           Secretary

St. Louis, Missouri
March 13, 1998

                    TABLE OF CONTENTS TO THE PROXY STATEMENT

                                                                PAGE NO.
                                                                --------
Election of Directors (Proxy Item No. 1)....................         2
     Stock Ownership of Management and Certain Beneficial
      Owners................................................         5
     Board Meetings and Committees; Compensation of
      Directors.............................................         7
     Executive Compensation.................................        11
     Other Information Regarding Management.................        22

Ratification of Independent Auditors (Proxy Item No. 2).....        23

Shareowner Proposal Relating to Cumulative Voting (Proxy
  Item No. 3)...............................................        23

General Information.........................................        25

                                           MONSANTO COMPANY
                                           800 N. LINDBERGH BOULEVARD
                                           ST. LOUIS, MISSOURI 63167

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monsanto Company of proxies to be voted at the Annual Meeting of Shareowners on April 24, 1998, and at all adjournments thereof. Only shareowners of record at the close of business on March 5, 1998, will be eligible to vote at the meeting. Except for shares owned by the Company, each share of common stock, $2 par value, outstanding on such record date will be entitled to one vote. As of March 5, 1998, 598,019,408 shares of such common stock were outstanding and entitled to vote. This Proxy Statement and the accompanying form of proxy were first forwarded to shareowners on March 13, 1998.

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote for

     (1) the election as directors of the nominees named below; and

     (2) the ratification of the appointment of Deloitte & Touche LLP as principal independent auditors for the year 1998;

and against

     (3) the shareowner proposal relating to cumulative voting.

A plurality of the shares present at the meeting in person or by proxy is required for the election of directors. The affirmative vote of a majority of the shares present at the meeting in person or by proxy is required to ratify the appointment of auditors and to adopt the shareowner proposal. Pursuant to the Company's By-Laws, abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) have the same effect as votes cast against a particular proposal.

The proxy of a shareowner who is a participant in the Company's Dividend Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant under this plan in the manner indicated on the proxy. If a shareowner's proxy is not received, the shares held in that account in the Dividend Reinvestment Plan will not be voted.

The Company's Savings and Investment Plan (SIP) and the Solutia Inc. Savings and Investment Plan permit plan participants to direct the plan trustee how to vote the common stock of the Company allocated to their accounts. Under the terms of the respective trust agreements, the trustee will vote unallocated and uninstructed shares in proportion to the shares with respect to which instructions have been received.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Three persons have been nominated to serve on the Board of Directors, each to hold office until the Annual Meeting to be held in 2001 or until a successor is elected and has qualified or until his or her earlier death, resignation or removal. All nominees are now directors of the Company.

The Company's Certificate of Incorporation and By-Laws provide that the directors shall be divided into three classes, as nearly equal in number as possible. Mr. Nicholas L. Reding, Vice Chairman of the Board, whose term will expire at the Annual Meeting, has announced that he plans to retire and, therefore, has declined to stand for reelection. In order to comply with the requirement that the Board of Director classes be as nearly equal in number as possible, Dr. Philip Leder has resigned from the class of directors whose terms will expire at the 1999 Annual Meeting, has been appointed by the Board of Directors to serve in the class of directors whose terms will expire at the 1998 Annual Meeting, and has been nominated to be elected at the 1998 Annual Meeting for a term expiring in 2001. The Board of Directors has reduced the size of the Board, effective April 24, 1998, to nine Directors.

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board. The principal occupations, directorships held and other information as of February 1, 1998, with respect to the nominees and directors whose terms will continue after the Annual Meeting are shown below.

TO BE ELECTED FOR TERMS EXPIRING IN 2001:

PHOTO PHILIP LEDER          PHILIP LEDER                    PRINCIPAL OCCUPATION: CHAIRMAN, DEPARTMENT OF
                                                              GENETICS, HARVARD MEDICAL SCHOOL, AND SENIOR
                                                              INVESTIGATOR, HOWARD HUGHES MEDICAL INSTITUTE
                                                            FIRST BECAME DIRECTOR: 1990
                                                            AGE: 63
                            Chairman, Department of Genetics, Harvard Medical School since 1980; John Emory Andrus
                            Professor of Genetics since 1980; Senior Investigator, Howard Hughes Medical Institute
                            since 1986. Director: Genome Therapeutics Corporation. Trustee: The General Hospital
                            Corporation; The Hadassah Medical Organization; Massachusetts General Hospital; The
                            Charles A. Revson Foundation; The Rockefeller University.

PHOTO JOHN E. ROBSON        JOHN E. ROBSON                  PRINCIPAL OCCUPATION: SENIOR ADVISOR, BANCAMERICA
                                                              ROBERTSON STEPHENS
                                                            FIRST BECAME DIRECTOR: 1996
                                                            AGE: 67
                            Senior Advisor, BancAmerica ROBERTSON STEPHENS, since 1993; Distinguished Faculty
                            Fellow, Yale University School of Management and Visiting Fellow, The Heritage
                            Foundation, 1993; Deputy Secretary of the U.S. Department of the Treasury, 1989-92;
                            Dean, Emory University Business School, 1986-89; President and Chief Executive
                            Officer, G.D. Searle & Co., 1985-86; Executive Vice President, G.D. Searle & Co.,
                            1978-85. Director: Northrop Grumman Corp.; Security Capital Industrial Trust (REIT).

PHOTO WILLIAM D.            WILLIAM D. RUCKELSHAUS          PRINCIPAL OCCUPATION: CHAIRMAN, BROWNING-FERRIS
  RUCKELSHAUS                                                 INDUSTRIES, INC.
                                                            FIRST BECAME DIRECTOR: 1985
                                                            AGE: 65
                            Chairman, Browning-Ferris Industries, Inc., since 1995; Principal, Madrona Investment
                            Group L.L.C., since 1996; Of Counsel, Perkins Coie, 1985-88; Chairman and Chief
                            Executive Officer, Browning-Ferris Industries, Inc., 1988-95; Administrator,
                            Environmental Protection Agency, 1983-85. Director: Browning-Ferris Industries, Inc.;
                            Coinstar, Inc.; Cummins Engine Co., Inc.; Gargoyles Inc.; Nordstrom, Inc.; Solutia
                            Inc.; Weyerhaeuser Company.

TO CONTINUE IN OFFICE UNTIL 2000:

PHOTO MICHAEL KANTOR        MICHAEL KANTOR                  PRINCIPAL OCCUPATION: PARTNER, MAYER, BROWN & PLATT
                                                            FIRST BECAME DIRECTOR: 1997
                                                            AGE: 58
                            Partner, Mayer, Brown & Platt, since 1997; U.S. Secretary of Commerce, 1996-97; U.S.
                            Trade Representative, 1993-96; National Chairman for the Clinton/Gore Campaign, 1992;
                            Partner, Manatt, Phelps, Phillips and Kantor, 1975-92.


PHOTO GWENDOLYN S. KING     GWENDOLYN S. KING               PRINCIPAL OCCUPATION: RETIRED SENIOR VICE PRESIDENT,
                                                              CORPORATE AND PUBLIC AFFAIRS, PECO ENERGY COMPANY
                                                            FIRST BECAME DIRECTOR: 1993
                                                            AGE: 57
                            Senior Vice President, Corporate and Public Affairs, PECO Energy Company (formerly
                            Philadelphia Electric Company), 1992-98; Commissioner, Social Security Administration,
                            1989-92. Director: Lockheed Martin Corp.

PHOTO JOHN E. ROBSON        JOHN S. REED                    PRINCIPAL OCCUPATION: CHAIRMAN, CITICORP AND CITIBANK,
                                                              N.A.
                                                            FIRST BECAME DIRECTOR: 1985
                                                            AGE: 58
                            Chairman and Chief Executive Officer, Citicorp and Citibank, N.A., since 1984.
                            Director: Citicorp; Citibank, N.A.; Philip Morris Companies, Inc. Trustee: Rand
                            Corporation. Member: The Business Council; The Business Roundtable.

TO CONTINUE IN OFFICE UNTIL 1999:

PHOTO ROBERT B. SHAPIRO     ROBERT B. SHAPIRO               PRINCIPAL OCCUPATION: CHAIRMAN AND CHIEF EXECUTIVE
                                                              OFFICER, MONSANTO COMPANY
                                                            FIRST BECAME DIRECTOR: 1993
                                                            AGE: 59
                            Chairman and Chief Executive Officer, Monsanto Company since 1997; Chairman, President and Chief Executive Officer, Monsanto Company, 1995-97; President and Chief Operating
                            Officer, Monsanto Company, 1993-95; Executive Vice President and Advisory Director,
                            Monsanto Company, and President, The Agricultural Group of Monsanto Company, 1990-93.
                            Director: Citicorp; Silicon Graphics, Inc.; Barnes-Jewish Hospital. Trustee:
                            Washington University. Member: The Business Council; The Business Roundtable.

PHOTO ROBERT M. HEYSSEL     ROBERT M. HEYSSEL               PRINCIPAL OCCUPATION: CONSULTANT; PRESIDENT EMERITUS,
                                                              THE JOHNS HOPKINS HEALTH SYSTEM
                                                            FIRST BECAME DIRECTOR: 1988
                                                            AGE: 69
                            Consultant; President Emeritus, The Johns Hopkins Health System since 1992; President and Chief Executive Officer, The Johns Hopkins Health System and The Johns Hopkins
                            Hospital, 1972-92; Professor, The Johns Hopkins Schools of Medicine and Public Health
                            since 1971 and 1972, respectively.

PHOTO JACOBUS F. M.         JACOBUS F. M. PETERS            PRINCIPAL OCCUPATION: RETIRED CHAIRMAN OF THE
  PETERS                                                      EXECUTIVE BOARD AND CHIEF EXECUTIVE OFFICER, AEGON
                                                              N.V.
                                                            FIRST BECAME DIRECTOR: 1993
                                                            AGE: 66
                            Chairman of the Executive Board and Chief Executive Officer, AEGON N.V., 1984-93.
                            Director: Kleinwort Endowment Policy Trust Plc. Member of Supervisory Board: AEGON
                            N.V.; Amsterdam Company for Town Restoration Ltd.; IBM International Centre for Asset
                            Management N.V.; Koninklijke Pakhoed Holding N.V.; Randstad Holding N.V.; SAMAS Group
                            N.V.; United Flower Auctions Aalsmeer.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Information is set forth below regarding beneficial ownership of common stock of the Company by (i) each person who is a director or nominee; (ii) each executive officer named in the Summary Compensation Table on page 16; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of December 31, 1997.

                                            Shares of         Shares Underlying
                                          Common Stock       Options Exercisable
                                         Owned Directly           Within 60
                Name                   or Indirectly(a)(b)         Days(c)           Total
                ----                   -------------------   -------------------   ---------
Richard U. De Schutter...............         109,973               790,173          900,146
Robert M. Heyssel....................          14,173(d)                 --           14,173
Michael Kantor.......................             800                    --              800
Gwendolyn S. King....................           4,591                    --            4,591
Philip Leder.........................           8,956                    --            8,956
Jacobus F. M. Peters.................           4,705                    --            4,705
Nicholas L. Reding...................         297,452(e)          2,198,000        2,495,452
John S. Reed.........................          38,625                    --           38,625
Robert W. Reynolds...................          97,891(f)            918,615        1,016,506
John E. Robson.......................           2,870(g)                 --            2,870
William D. Ruckelshaus...............          14,610(h)                 --           14,610
Robert B. Shapiro....................       1,128,114             3,179,865        4,307,979
Hendrik A. Verfaillie................         196,420(i)          1,408,890        1,605,310
21 directors and executive
  officers as a group................       2,414,039(j)         13,680,963        16,095,002

(a)  Includes shares held under Monsanto Company's Savings and Investment Plan
     (SIP): Mr. De Schutter, 16,393; Mr. Reding, 40,887; Mr. Reynolds, 14,898; Mr. Shapiro, 3,869; and Mr. Verfaillie, 15,715; and directors and executive officers as a group, 125,641. With respect to shares held under SIP, employee directors and officers have sole discretion as to voting and, within limitations provided by SIP, investment of shares. Shares are voted by the trustees in accordance with instructions from participants. If instructions are not received by the trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in SIP. With respect to shares held under other benefit and incentive plans, employee directors and officers have sole voting power and no current investment power.

(b) Includes the following shares received on varying dates as a portion of the non-employee director annual retainer and restricted against sale as described on page 9: Dr. Heyssel, 4,555 shares; Mrs. King, 4,225 shares; Dr. Leder, 3,245 shares; Mr. Reed, 1,500 shares; Mr. Robson, 1,350 shares; and Mr. Ruckelshaus, 1,500 shares. With respect to such shares, non-employee directors have sole voting power and no current investment power.

(c) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated represent stock options granted under incentive plans. The shares under option cannot be voted.

(d)  Includes 1,500 shares owned by Dr. Heyssel's wife.

(e)  Includes 258 shares owned by Mr. Reding's son.

(f)  Includes 26,000 shares owned jointly by Mr. Reynolds and his wife.

(g)  Includes 1,370 shares owned jointly by Mr. Robson and his wife.

(h)  Includes 1,000 shares owned jointly by Mr. Ruckelshaus and his wife.

(i)  Includes 115,470 shares owned jointly by Mr. Verfaillie and his wife.

(j) Includes 2,955 shares as to which certain executive officers not named above have shared voting and investment power; and 3,125 shares under contract pursuant to the Company's Employee Stock Purchase Plan.

The percentage of shares of outstanding common stock, including options exercisable within 60 days of December 31, 1997, beneficially owned by all directors and executive officers as a group is 2.61%. The percentage of such shares beneficially owned by any director or nominee does not exceed 1%.

                         ------------------------------

The following table sets forth certain information regarding the only known beneficial owners of more than 5% of the Company's common stock.

    Name and Address         Amount and Nature      Percent
  of Beneficial Owner     of Beneficial Ownership   of Class
  -------------------     -----------------------   --------
Janus Capital
  Corporation                  39,169,463(a)          6.6%
100 Fillmore Street
Denver, Colorado 80206

Oppenheimer Capital            34,969,483(b)          5.9%
Oppenheimer Tower
World Financial Center
New York, New York 10281

(a) As reported in its Schedule 13G dated February 13, 1998, Janus Capital Corporation (Janus), through its role as investment adviser or sub-adviser to several investment companies and individual and institutional clients, and Thomas H. Bailey, who owns approximately 12.2% of Janus, may be deemed to be the beneficial owners of these shares with shared voting power and shared dispositive power.

(b) Based on information furnished by Oppenheimer Capital on behalf of itself and certain investment advisory clients. Power to vote and dispose of all 34,969,483 shares is shared.

BOARD MEETINGS AND COMMITTEES; COMPENSATION OF DIRECTORS

Prior to September 1997, the committees of the Board of Directors (and the number of times such committees met prior to September 1997) were the Audit Committee (three), the Corporate Social Responsibility Committee (four), the Executive Committee (none), the Executive Compensation and Development Committee
(five), the Finance Committee (four), the Nominating Committee (two), the Pension and Savings Funds Committee (two), and the Special Committee of the Board Regarding Agricultural Biotechnology Matters (the Ag-Biotech Committee) (three). In September 1997, in order to increase the overall efficiency of the committees, the Board revised the duties and powers of the Executive Committee, disbanded all other committees with the exception of the Ag-Biotech Committee, and reassigned the duties and powers of the disbanded committees among four new committees. During 1997, the Board of Directors met eight times and took three actions by unanimous written consent. All incumbent directors attended 75% or more of the aggregate meetings of the Board and of the Board Committees on which they served during the period they held office in 1997 except that, due to unavoidable circumstances, Mr. Reed attended two meetings less than 75% of such meetings. A description of each Committee and its current membership follows.

EXECUTIVE COMMITTEE

     Members: Mr. Shapiro, Chair; Mrs. King and Dr. Leder

The Executive Committee has the powers of the Board in directing the management of the business and affairs of the Company in the intervals between meetings of the Board (except for certain matters otherwise delegated by the Board, or which by statute, the Company's Certificate of Incorporation or By-Laws are reserved for the Board). The Committee meets infrequently. The Committee met once during 1997 via telephone conference. Actions of the Committee are reported at the Board's next regular meeting.

FINANCE COMMITTEE

     Members: Mr. Reed, Chair; Messrs. Kantor, Peters, and Robson

The Finance Committee is composed of non-employee directors who are independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. The Committee reviews and monitors the Company's internal accounting controls, financial reports, accounting practices, and the scope and effectiveness of the audits performed by the independent auditors and internal auditors. The Committee also recommends to the full Board the appointment of the Company's principal independent auditors and approves in advance all significant audit and non-audit services provided by such auditors. The Committee discusses audit and financial reporting matters with representatives of the Company's financial management, its internal auditors, and its principal independent auditors. The internal auditors and the principal independent auditors meet with the Committee, with and without management representatives present, to discuss the results of their examinations, the adequacy of the Company's internal accounting controls, and the quality of the Company's financial reporting. The Committee reviews and monitors the Company's financial planning and structure to ensure compatibility with the Company's requirements for growth and sound operation. The Committee provides advice regarding the worldwide financing programs of the Company and specific financing plans as requested by management. The Committee makes recommendations to the Board of Directors concerning the increase or retirement of debt, issuance and repurchase of capital stock, foreign currency management, and dividend policy. The Committee also appointed, and receives periodic reports from, a management committee which approves the actuarial assumptions and annual contributions for certain pension and benefit plans (Plans), selects trustees and investment managers for the Plans, and establishes policies for the approval of related pension trust agreements and other funding instruments. Although the professional trustees and investment managers have primary investment responsibility with respect to these funds, the Committee and its appointed management committee monitor the investment performance of the Plans and the investment managers. After its formation in September 1997, the Committee met three times in 1997.

PEOPLE COMMITTEE

     Members: Mr. Ruckelshaus, Chair; Drs. Heyssel and Leder and Mrs. King

The People Committee is composed of independent non-employee directors. The Committee recommends to the Board the establishment and modification of the Company's management incentive plans. The Committee also administers and interprets the Company's management incentive plans and approves the establishment, modification, and termination of other executive compensation plans and agreements. The Committee has delegated authority to a compensation committee composed of senior management to make grants and awards under the incentive plans and to approve and administer other compensation plans for all employees except executive officers. The Committee also reviews plans for executive succession, determines the salaries of all executive officers of the Company, and monitors the Company's performance as it affects employees, including issues such as diversity and morale. At its meeting in February 1998, the Committee approved the slate of director nominees in this Proxy Statement for submission to the Board. In addition, the Committee considers candidates for the Board in case of retirements or other vacancies. The Committee also develops internal criteria for the selection of non-employee directors and criteria by which an evaluation of all nominees is made. In performing its responsibilities, the Committee consults with the Chairman of the Board. This Committee will consider shareowner nominations, which should be submitted in writing by year-end to the Company's Secretary. After its formation in September 1997, the Committee met three times in 1997.

PUBLIC POLICY COMMITTEE

     Members: Mrs. King, Chair; Messrs. Kantor, Peters, and Ruckelshaus

The Public Policy Committee reviews and monitors the Company's performance as it affects communities, customers, and the environment. The Committee also identifies and investigates emerging issues that will affect the Company's impact on society. After its formation in September 1997, the Committee met three times in 1997.

SCIENCE AND TECHNOLOGY COMMITTEE

     Members: Dr. Leder, Chair; Dr. Heyssel, Messrs. Reed and Robson

The Science and Technology Committee reviews and monitors the Company's science and technology initiatives in areas such as information technology, technological programs, pharmaceuticals, research, and agricultural biotechnology. The Committee also identifies and investigates significant emerging science and technology issues. After its formation in September 1997, the Committee met three times in 1997.

SPECIAL COMMITTEE OF THE BOARD REGARDING AGRICULTURAL BIOTECHNOLOGY MATTERS

     Members: Mr. Reding, Chair; Mrs. King, Dr. Leder, and Mr. Ruckelshaus

The Special Committee of the Board Regarding Agricultural Biotechnology Matters was formed to review and approve acquisitions by the Company of assets or securities or other business combination transactions, or contributions of capital or loans to third parties, in the area of agricultural biotechnology, either directly or indirectly. After the Board Committees were reorganized in September 1997, the Committee met once in 1997 via telephone conference. Actions of the Committee are reported at the Board's next regular meeting.

DIRECTORS' FEES AND OTHER ARRANGEMENTS

In order to more closely align the interests of Monsanto's directors with its shareowners, the Company redesigned its director compensation program during 1997. The following are descriptions of the director compensation program that was in effect during the first part of 1997 and the new program. Employee directors do not participate in either the old or new director compensation program.

Previous Director Compensation Program

Prior to September 1, 1997, non-employee directors received an annual retainer of $30,000 plus $1,300 per Board meeting attended. In addition, non-employee chairmen of the Executive and the Nominating Committees received $4,000 per year, and non-employee chairmen of all other Board Committees received $5,000 per year. Each other non-employee director serving as a member of Board Committees received $3,000 per year for each Board Committee on which such director served. Committee members, including chairmen, received a fee of $1,300 per meeting attended, except that this fee was paid for attendance at only one Committee meeting on the day of a Board meeting. Each non-employee director received $20,000 of the annual retainer in cash and the $10,000 balance in common stock of the Company. The shares representing the common stock portion of the annual retainer for a five-year period were transferred to each director at the beginning of the period. These shares are, however, subject to forfeiture to the Company unless "earned out" by the director through continued service on the Company's Board during the five years. Thus, the forfeiture condition is removed on one-fifth of the shares on the respective dates of the five Annual Meetings following transfer of the shares if the director is still serving on the Company's Board. Although the directors have voting and dividend rights, none of the shares may be sold prior to the date of the fifth such Annual Meeting so long as the director continues serving on the Company's Board. Appropriate adjustments are made for directors whose retirement will occur in less than five years. The cash Board and Board Committee retainers were prorated to reflect adoption of the new director compensation program during 1997. Directors who, because shares for the preceding five-year period had been completely "earned out," were entitled to receive common stock as part of their 1997 annual retainer were instead paid cash in an amount equal to the value of shares they would have "earned out" from the date of grant until the adoption of the new director compensation program. As discussed below, for those directors who have not yet reached the end of the five-year period for their previous common stock grant, the value of compensation paid under the new director compensation program will be reduced to take account of these shares.

In 1993, the Board adopted a guideline which provides that non-employee directors should own common stock of the Company having a value of three times the Board annual retainer by the fifth anniversary of their election to the Board. Non-employee directors do not participate in any of the Company's incentive, stock option, pension, or benefit plans except that they are covered under the Company's business travel accident insurance policy while traveling on Company business. The normal retirement date for non-employee directors is the Annual Meeting following their 70th birthday. Prior to August 1997, non-employee directors who retired with five or more years of service received an annual retirement benefit for life paid in cash and equal to the annual retainer at the time of retirement. If the director died within fifteen years after retirement, a designated beneficiary was entitled to receive the annual benefit for the remainder of the fifteen-year period. Reduced benefits were paid to a director who ceased for any reason to be a director with fewer than five years of service and to a director who commenced receiving benefits prior to normal retirement. The Company purchased Company-owned life insurance contracts on the lives of the non-employee directors. Thus, the cost of this retirement benefit program, including a factor for use of money, was anticipated to be substantially recoverable through the proceeds of such insurance, depending on realization of the assumptions as to mortality experience, policy dividends, and other factors.

In addition, prior to August 1997, the Company had established a Directors' Charitable Contribution Program for all non-employee directors of the Company which was funded through life insurance policies which were purchased on each of the directors. Upon the death of a director with five or more years of service, the Company will contribute a total of $1,000,000 to one or more qualifying charitable institutions recommended by the director. A reduced contribution will be made upon the death of a director with fewer years of service. Directors derive no direct financial benefit from this program since all charitable deductions accrue to the Company.

Current Director Compensation Program

During 1997, the Board eliminated Board and Board Committee retainers, suspended grants of restricted stock, terminated the director retirement plan with respect to currently active non-employee directors, and closed the charitable contribution program to new participants. Non-employee directors who would have been entitled to receive a grant of restricted stock in 1997 were paid in cash the pro rata value of such shares for the period beginning on the date the grant would have been made and ending on the effective date of the new director compensation program. Non-employee directors were given a choice of receiving their vested benefits under the retirement plan in a lump sum payment or in deferred payments. Non-employee directors who elect to defer payments may choose to have such deferred amounts credited to either a cash balance account which accrues interest at the Moody's Baa Bond Index Rate (the Moody's Bond Rate) or a stock unit account with the value of each stock unit equal to a share of the Company's common stock.

Non-employee directors now receive annual compensation having a total annual value of $90,000 ($100,000 for directors who serve as Chair of a Board Committee). As discussed above, this amount is reduced to take account of the previously granted restricted stock being earned by certain directors. One-half of this amount is in the form of stock options to purchase shares of the Company's common stock. Each director may elect the form of the other half of compensation, choosing any combination of additional options, cash paid currently, deferred cash, common stock that is subject to forfeiture if the director does not complete his or her term, or common stock the delivery of which is deferred. Directors make this election at the beginning of each term for which he or she is elected.

The value of the options is determined in accordance with the Black-Scholes option valuation method used for employee option grants, with an exercise price equal to the value of a share of the Company's common stock on the date of grant. Options granted for a term will vest in pro rata installments on the day before each Annual Meeting of Shareowners during that term. After vesting, options will generally be exercisable until the tenth anniversary of the date of grant. When a director's service as a director of the Company ends, any unvested options will be forfeited.

The portion, if any, which a director elects to receive in cash is paid on a pro rata basis throughout the director's term. Deferred cash will accrue interest at an interest rate equal to the average Moody's Bond Rate for the prior calendar year until it is paid either in a lump sum or in installments after the director's service as a director terminates.

A director who elects to receive a portion of Board compensation in restricted stock will be issued the number of shares of the Company's common stock having a value, as of the first day of the term to which the compensation relates, equal to such portion. Restricted stock will be forfeitable and nontransferrable until it vests in pro rata installments on the day before each Annual Meeting of Shareowners during the term. The portion, if any, of director compensation which a director elects to receive in deferred stock will be provided by crediting a stock unit account maintained by the Company for the director with a number of stock units representing hypothetical shares of the Company's common stock having a value, as of the first day of the term to which the compensation relates, equal to such portion. Stock units are paid in shares of the Company's common stock either in a lump sum or in installments after the director's service as a director terminates. Whenever the Company declares a dividend or other distribution with respect to its common stock, deferred stock accounts will be credited with additional stock units equal to the number of shares of the Company's common stock having a value equal to the dividend or other distribution that the director would have received had the stock units on the record date of such dividend or other distribution been shares of the Company's common stock.

The Company has a consulting agreement with Dr. Philip Leder, a director of the Company, who provides consulting services and the benefit of his considerable professional skills, knowledge, experience, and judgment in areas of interest to the Company, particularly in the field of biological sciences. In 1997, Dr. Leder received $134,172 under this contract.

Mr. John E. Robson, a director of the Company, served on the Board of Directors of Calgene, Inc. (Calgene) at the request of the Company. In consideration of such service, in May 1996, the Company transferred to Mr. Robson 15,000 shares of common stock of Calgene valued at $6.00 per share at the time of transfer. These shares were in addition to the standard director compensation arrangements that Calgene had with its non-employee directors. In May 1997, the Company acquired for $8.00 per share in cash all outstanding equity interests of Calgene, including Mr. Robson's 15,000 shares.

EXECUTIVE COMPENSATION

STOCK PRICE PERFORMANCE GRAPH

The graph below compares total shareowner return on the Company's common stock (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's 500 Stock Index which includes the Company, an "old" peer group index and a "new" peer group index. Because the Company is involved in agricultural, pharmaceutical and food businesses, no published peer group accurately mirrors the Company's portfolio of businesses. Accordingly, in 1997 the Company created a peer group index that included companies in the principal lines of business in which the Company operated. The companies in this "old" peer group are Dow Chemical Company, DuPont (E.I.) de Nemours and Company, Hoechst AG, Lilly (Eli) & Co., Novartis AG, Schering-Plough Corp., and Zeneca Group PLC. In 1997, Eli Lilly sold their stake in Dow Elanco to Dow Chemical Company. As the life sciences industry evolved and the Company's peers in the industry became clearer, the Company adjusted its peer group. The "new" peer group includes Bayer AG ADR, Dow Chemical Company, DuPont (E.I.) de Nemours and Company, Hoechst AG, Novartis AG, Rhone-Poulenc S.A., and Zeneca Group PLC. Both peer group indices reflect the separate performance of Ciba-Geigy AG and Sandoz AG, prior to their merger pursuant to which Novartis AG was formed in December 1996. Zeneca Group PLC is included in the peer group indices beginning with its formation in June 1993.

                          TOTAL RETURN TO SHAREOWNERS
                           Cummulative Total Return

           Based on reinvestment of $100 beginning December 31, 1992

       MEASUREMENT PERIOD                                                     "OLD" PEER        "NEW" PEER
     (FISCAL YEAR COVERED)            MONSANTO          S&P 500 (R)             GROUP              GROUP
DEC-92                                         100               100               100               100
DEC-93                                         132               110               118               123
DEC-94                                         131               112               126               128
DEC-95                                         235               153               180               171
DEC-96                                         380               189               258               256
DEC-97                                         454               252               388               333

REPORT OF THE PEOPLE COMMITTEE ON EXECUTIVE COMPENSATION

Policies and Objectives

The People Committee of the Board of Directors sets pay for executive officers, administers the Company's incentive plans, and makes awards to executive officers under these incentive plans (as explained at page 8 above). The purpose of these plans and the objectives of the Committee are to:

- focus management on business performance that creates shareowner value;

- recognize the contribution of each business unit to shareowner value;

- build an ownership mentality throughout the Company;

- encourage innovative approaches to the business;

- reward for results rather than on the basis of seniority, tenure, or other entitlement;

- continue the emphasis on variable incentive compensation versus fixed or base pay, particularly for senior executives; and

- create an environment that encourages taking higher risks with an opportunity for higher reward.

In order to further these objectives, the compensation programs for all Monsanto executives include three components: (1) base pay, (2) an annual incentive program, and (3) a long-term incentive program. In November 1995, base salaries for the current executives named in the Summary Compensation Table on page 16 and other senior executives were set at what was then about the 75th percentile of competitive companies to reflect the Company's performance expectations for its managers. At that time salaries were frozen by the Committee for a three to four year period, except to recognize increased responsibility or major changes in competitive pay levels. During 1997, base salaries were increased for some executives when the Company spun-off its chemicals business and responsibilities were changed. Annual bonuses are also targeted at about the 75th percentile, consistent with the aggressive business goals which have been set for the Company. Target long-term incentive compensation continues to be at or above the 75th percentile. Levels of compensation at competitive companies are derived from compensation surveys provided by independent consultants covering several hundred pharmaceutical, food, and other manufacturing companies (adjusted for company size differentials).

Incentive Programs

Annual Incentive Program. The annual incentive program provides for cash awards to be determined shortly after the year being measured. These annual awards depend upon achievement of goals set at the beginning of the year for the Company (for corporate executives) and for the respective business units (for unit executives), the individual's level of responsibility, and the individual's personal performance.

For corporate executives, including the Chief Executive Officer, the principal annual goal for the years 1995-1997 was set in terms of Company net income. A target award was set based on the Company's net income goal; the actual award was increased or decreased based on actual net income and Economic Value Added (EVA* ), subject to adjustment for non-recurring events. EVA is determined by taking net operating profit after tax and subtracting a charge for the capital used to generate that profit. The Committee may also adjust the target award based on four factors which did not have pre-set numerical scales: performance compared to competitors (measured by such criteria as total shareowner return, earnings per share, and return on equity), the impact of the general economy, the balance achieved between long- and short-term objectives, and the motivational impact of the award. A comparable procedure based on unit net income and EVA has been used for awards to business unit executives.

---------------

* EVA is a trademark of Stern Stewart & Co.

The annual incentive program for 1997 was designed to transition the Company to a life sciences business following the spin-off of the Company's chemicals business. In February 1997, 30% of the annual incentive opportunity at the outstanding performance level was replaced by performance stock options. The remaining 70% was cash-based. The options vest and the cash awards are paid based on achievement of net income and EVA goals. In any event, no award can be made to certain executive officers, including the Chief Executive Officer, if net income does not exceed an amount set by the Committee within the first 90 days of the performance year.

Long-term Compensation. For the period 1997-1999, long-term compensation for the Chief Executive Officer, other corporate executives, and business unit presidents has two separate programs designed to increase the alignment of long-term compensation with shareowner value. The first program is the premium priced options granted in April 1996 to designated executives, including the Chief Executive Officer. A limited number of executives were subsequently included in the plan during 1997. In addition, some executives received additional grants when responsibilities were changed as a result of the spin-off of the Company's chemicals business. Eighty percent of these options could be exercised only if the Company's stock price met or exceeded three specific price targets which were higher than the fair market value at the time of grant for a period of ten consecutive trading days and did so within prescribed times. The options can be exercised only at or above the target stock prices. Thus, shareowners must realize significant returns on their investment before executives receive gains on their options. Targets set in April 1996 at $31.89 per share, $36.45 per share, and $41.01 per share (the targets have been adjusted to reflect the spin-off of the Company's chemicals business), although aggressive when set, have already been met. For those executives added in 1997, certain targets have not yet been met. Each five dollar increment in target price represents an increase in shareowner value of approximately $3 billion. The options must be held for a minimum of one year before they can be exercised. The remaining 20% of the options were granted at the fair market value at the time of grant.

The second program is the Monsanto Executive Stock Purchase Incentive Plan approved by shareowners in 1996. This program encourages stock ownership and creates an environment in which the executive takes higher risks with an opportunity for higher reward. Under this plan the Chief Executive Officer, other corporate executives, and business unit presidents purchased the number of shares of Monsanto common stock specified in their purchase award at fair market value on the specified purchase date with the proceeds of a full-recourse loan obtained from the Company. These executives are eligible to receive a deferred cash incentive award limited by the amount of the full-recourse loan plus accrued interest. The cash incentive award must be applied to repay the loan. Two-thirds of this award is based on the Company's common stock performance relative to the performance of the common stock of corporations in the Standard & Poor's Industrials. This basis of comparison means that for the executives to be rewarded the Company must perform well when compared with approximately 400 companies, not just the seven companies currently in the peer group index. The other third of this award is based upon continued service with the Company and positive cumulative net income. None of the performance-based portion of the incentive is paid unless the total return to Monsanto's shareowners for the period of the executive's participation in the plan is at or above the total shareowner return of companies at the 50th percentile of the Standard & Poor's Industrials. For maximum incentives, Monsanto's total shareowner return must be at or above the 75th percentile. Under this plan, executives share in both the upside and downside potential inherent in stock ownership as do shareowners. Thus, the Company's stock must perform well for all shareowners in order for executives to receive the full benefit of the plan.

The Committee also makes infrequent grants of restricted stock to individual executives to motivate achievement of particular business objectives or to hire or retain those individuals. None were made to any of the executive officers in 1997. Additional option grants may be made to reflect increased responsibility or a shift from business unit to corporate responsibilities.

1997 Compensation

Mr. Shapiro's salary, which was set at $800,000 in November 1995, remained at that level, consistent with the salary freeze described above.

In February 1997, the Committee replaced 30% of Mr. Shapiro's annual incentive opportunity at the outstanding performance level with performance stock options. The remaining 70% of Mr. Shapiro's annual incentive opportunity was to be paid in cash. Additional performance stock options were granted which vest based on performance against an EVA goal set at the outstanding level for the Company. The total number of shares subject to these two option grants was 79,811.

Based on the Company's 1997 performance discussed below, the Committee vested 41,183 performance stock options and approved a cash annual incentive award of $965,000 for Mr. Shapiro for 1997. Because the Company did not achieve its outstanding level for the EVA goal, options based on the EVA goal were not vested and will not become exercisable until the ninth anniversary of the grant.

Both the number of performance stock options which replaced 30% of the annual incentive opportunity and which vested, and the cash annual incentive award were substantially above target performance levels but below the outstanding levels established by the Committee. These goals were set at levels which required a substantial improvement in the Company's performance following the outstanding performance of the prior three years, reflecting increasingly difficult goals for the fourth straight year. Net income, excluding unusual charges, was at an all-time record, 11% above the record set in 1996. The pharmaceuticals and agricultural segments produced record operating income, excluding unusual charges. The spin-off of the Company's chemicals business was successfully completed. Investment in new products targeted for rapid commercialization increased significantly. In making the award, the Committee also considered total return to shareowners and performance compared to competitors.

The payment of cash awards and the vesting of performance stock options for the other named corporate executives were based on the same factors. The number of options granted to corporate executives and business unit presidents was consistent with a schedule determined by job responsibilities. The executives who were granted premium priced options for the performance period 1997-1999, including the Chief Executive Officer and all of the other named executive officers, received significantly larger grants than in past years because of the enhanced risk inherent in options that can be exercised only at prices well above the fair market value at the time of grant. All of the named executive officers, including the Chief Executive Officer, have been granted purchase awards under the Monsanto Executive Stock Purchase Incentive Plan. Together, the premium priced options and the purchase awards are designed to achieve a long-term compensation opportunity above the 75th percentile for senior executives in comparable positions in other companies.

In February 1997, the Committee terminated the Searle Phantom Stock Option Plan of 1986 which gave participants, including Mr. De Schutter, the opportunity to receive the appreciation in value of a hypothetical share of Searle stock by receiving phantom stock options for a ten-year period. In terminating this plan, the Committee provided Mr. De Schutter and other active participants with a combination of cash and options to acquire Monsanto common stock representing current and anticipated future appreciation of the Searle phantom stock options. As payment for the present value and anticipated future value of canceled Searle phantom stock options, Mr. De Schutter received $1,495,000 in cash and 227,474 Monsanto stock options. An additional $2,445,000 was deferred to comply with
Section 162(m) of the Internal Revenue Code discussed below.

Premium Option Purchase Program

In order to further align the interests of the Company's senior management with the interests of shareowners, the People Committee adopted a premium stock option purchase program in 1998. Under this program, the People Committee offered approximately 30 members of senior management, including all of the executive officers, an opportunity to purchase premium stock options from the Company at 50% of the options' Black-Scholes value. Executives may purchase the options with cash or through base salary reduction of up to 50% of the executive's salary over a two year period. The option strike price is 50% above the value of Monsanto common stock on the date the options were offered, which means that the price of Monsanto common stock will have to increase more than 50% before the premium options have any value. The options will expire if the 50% premium is not achieved within five years. Executives who elect to commit at least 10% of their base salary to this program will receive in 1998 a premium option grant, representing competitive long-term compensation for the year 2000. These premium options will have the same 50% premium. Executives who decline to participate in the premium option purchase program will not receive this premium option grant until 2000. The shares to be used for this program will be issued under the Monsanto Management Incentive Plan of 1996, which was approved by the Company's shareowners. The People Committee believes that permitting executives to purchase options which have no value unless the Company's stock appreciates significantly is a powerful and aggressive mechanism to reward executives for increasing shareowner value.

Increasing Shareowner Value

The Committee has established annual and long-term compensation designed to encourage executives to significantly increase shareowner value. Annual incentive compensation is based on net income and EVA goals, both of which affect shareowner value. Long-term compensation is closely tied to providing outstanding returns for shareowners. In 1996, the shareowners approved two long-term incentive plans which authorize the premium option grants and executive stock purchases described on page 13. Aggressive stock price targets were set when the premium options were granted. Shareowner value has increased significantly and executives now have significant gain on their premium options and the performance stock options previously granted. In addition to the options having value, the purchased stock has increased in value. The new premium stock option purchase program implemented in 1998 is also designed to reward executives for increasing shareowner value.

Deductibility of Compensation

The Committee is complying with the requirements of Section 162(m) of the Internal Revenue Code with respect to options and annual and long-term incentive programs, as well as the limits approved by the Company's shareowners, in order to avoid losing the deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named in the Summary Compensation Table.

Management Stock Ownership Requirements

The Committee and management also believe that an important adjunct to an incentive program is significant stock ownership by the senior executives. Accordingly, the Committee has implemented stock ownership requirements for approximately 30 executives. Stock ownership requirements are five times base salary for the Company's top management group (currently six including the Chief Executive Officer) and three times salary for the other senior executives. Unexercised stock options and shares received under Company benefit plans or as restricted shares (other than by newly hired executives) are not counted in satisfying these requirements. Shares purchased pursuant to the Monsanto Executive Stock Purchase Incentive Plan do count towards these requirements. These stock ownership requirements must be met by December 31, 2000. The Board has adopted a stock ownership guideline for non-employee members of the Board of Directors, which is described on page 9.

PEOPLE COMMITTEE

William D. Ruckelshaus, Chair
Robert M. Heyssel
Gwendolyn S. King
Philip Leder

SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                              -----------------------------------------
                          Annual Compensation                                           Awards                 Payouts
-----------------------------------------------------------------------------------------------------------------------
         (a)             (b)          (c)            (d)           (e)                           (g)             (h)
                                                                  Other          (f)          Securities
                                                                 Annual       Restricted        Under-
      Name and                                                   Compen-        Stock           lying           LTIP
      Principal                                                  sation         Awards         Options         Payouts
      Position           Year      Salary($)      Bonus($)       ($)(1)         ($)(2)           (#)             ($)
      ---------          ----      ---------      --------       -------      ----------      ----------       -------
R. B. Shapiro            1997       800,000         965,000      69,466         0                79,811         750,365(3)
Chairman and CEO         1996       800,000       2,120,000        0            0             2,950,000           0
and Director             1995       685,417       1,235,600        0            0               262,500           0

R. U. De Schutter        1997       525,000         700,000        0            0               460,391       6,757,745(4)
Vice Chairman            1996       500,000         806,000(6)     0            0               350,000           0
of the Company and       1995       453,635         556,000        0            0               200,000           0
Chairman and CEO
G.D. Searle & Co.

N. L. Reding             1997       571,667         640,000        0            0                35,965         475,823(3)
Vice Chairman of         1996       515,000         944,200        0            0               800,000           0
the Board and            1995       515,000         869,200        0            0                 0               0
Director

R. W. Reynolds           1997       533,333         680,000       1,228         0               136,578         321,275(3)
Vice Chairman            1996       400,000         267,800        0            0               600,000           0
of the Company           1995       281,667         193,282        0            0                 0               0

H. A. Verfaillie         1997       566,667         645,000        0            0                34,917         979,000(3)
President                1996       500,000         940,000        0            0               800,000           0
                         1995       393,333         715,200        0            0               351,390           0

---------------------  ---------
         (a)
                          (i)
                       All Other
      Name and          Compen-
      Principal         sation
      Position          ($)(5)
      ---------        ---------
R. B. Shapiro           171,624
Chairman and CEO         89,709
and Director             50,627

R. U. De Schutter        66,339
Vice Chairman            50,856
of the Company and       61,719
Chairman and CEO
G.D. Searle & Co.

N. L. Reding             94,433
Vice Chairman of         51,135
the Board and            60,742
Director

R. W. Reynolds           88,507
Vice Chairman            50,488
of the Company           27,014

H. A. Verfaillie         96,146
President                61,633
                         42,461

NOTE: Information regarding shares and options reported in this table and in succeeding tables has been adjusted to reflect the 5-for-1 stock split in 1996 and the spin-off of the Company's chemicals business in 1997.

(1) Applicable regulations set reporting levels for certain non-cash compensation. The 1997 amount for Mr. Shapiro includes $53,891 for personal use, as directed by resolution of the Board of Directors, of Company aircraft and other perquisites totaling $15,575. The 1997 amount for Mr. Reynolds includes $1,228 for reimbursement of taxes related to the termination of the Monsanto Company Employee Benefits Trust.

(2) There were no grants of restricted stock to named executive officers during the period covered in this table. Restricted stock holdings on December 31, 1997, were as follows:

     - Mr. Shapiro held 62,500 restricted shares having a value on December 31, 1997, of $2,625,000. These were the remaining restricted shares from an award of 250,000 shares received on January 22, 1993, when the award had a value of $2,621,900. Dividends on these shares accrue at the same rate as paid to all shareowners. In February of each of 1995, 1996, and 1997, 62,500 shares and the related dividends vested because the Company achieved its 20% ROE goal for 1994, 1995, and 1996, respectively. An additional 62,500 of the restricted shares and the related dividends vested in February 1998 because the People Committee determined that the Company achieved its 1997 ROE goal.

     - On December 31, 1997, no restricted shares were held by Messrs. De Schutter, Reding, Reynolds, or Verfaillie.

(3) The annual incentive program for the years 1994-1996 was designed to encourage sustained performance by withholding a percentage of each annual award (15% of the 1994 award and 30% of the awards for 1995 and 1996) and, for certain employees working in selected business units, including Mr. Verfaillie, a cash long-term incentive opportunity. These amounts were adjusted upward or downward based on sustained performance during the three-year period. The amount shown represents the March 1997 payment of the sustained performance adjustment applied to the withheld amounts because net income and capital employed objectives were met for all three performance years under the annual incentive program for the years 1994-1996.

(4) Prior to February 1997, Mr. De Schutter participated in the Searle Phantom Stock Option Plan of 1986 (Searle Phantom Plan), which gave participants the opportunity to receive the appreciation in the value of a hypothetical share of Searle stock. Such "shares" represented units of valuation created solely for purposes of measuring the increase, if any, in the value of Searle as determined by using such factors and methods as deemed appropriate, including analyses by independent investment bankers. Options to receive the appreciation in the value of these units were granted for a ten-year period. In February 1997, the Executive Compensation and Development Committee decided to terminate the Searle Phantom Plan and to credit Mr. De Schutter and other active participants with a combination of cash and options on Monsanto common stock representing current and anticipated future appreciation of the units. The amount shown represents payment of $1,495,000 in cash, $2,445,000 deferred cash (deferred to avoid losing the compensation deduction under Section 162(m) of the Internal Revenue Code), and the value of 227,474 Monsanto stock options, with a strike price equal to the fair market value per underlying share on the date of grant, paid to Mr. De Schutter in connection with the termination of the Searle Phantom Plan, plus $403,848 in payment of the sustained performance adjustment discussed in footnote 3 to this Summary Compensation Table.

(5) Amounts shown for 1997 include contributions to thrift/savings plans as follows: Mr. Shapiro, $127,541; Mr. De Schutter, $40,123; Mr. Reding, $71,196; Mr. Reynolds, $61,154; and Mr. Verfaillie, $67,423; split dollar life insurance premiums paid as follows: Mr. Shapiro, $43,937; Mr. De Schutter, $26,070; Mr. Reding, $23,091; Mr. Reynolds, $25,269; and Mr. Verfaillie, $28,577; costs for executive travel accident plans as follows:
    Mr. Shapiro, $146; Mr. De Schutter, $146; Mr. Reding, $146; Mr. Reynolds, $146; and Mr. Verfaillie, $146; and contributions to the employee benefits trust as follows: Mr. Reynolds, $1,938.

(6) Consistent with the policy in the Searle business unit, the portion of Mr. De Schutter's bonus attributable to achievement of the Company's ROE goal was capped at $6,000.

OPTION GRANTS IN 1997

                          Individual Grants                              Grant Date Value
----------------------------------------------------------------------   ----------------
       (a)             (b)           (c)           (d)          (e)             (f)
                    Number of     % of Total
                   Securities      Options      Exercise
                   Underlying     Granted to     or Base                    Grant Date
                     Options     Employees in     Price     Expiration    Present Value
      Name         Granted (#)   Fiscal Year    ($/Share)      Date           ($)(1)
      ----         -----------   ------------   ---------   ----------    -------------
R. B. Shapiro        79,811(2)       0.3         33.650      2/26/07        1,072,225

R. U. De Schutter    34,917(2)       0.1         33.650      2/26/07          469,090
                     29,301(3)       0.1         33.650      2/26/07          310,935
                    198,173(3)       0.7         33.650      2/26/07        2,102,962
                     39,600(4)       0.1         37.872      9/24/07          501,336
                     59,400(4)       0.2         45.000      9/24/07          737,154
                     59,400(4)       0.2         50.000      9/24/07          644,490
                     39,600(4)       0.1         55.000      9/24/07          375,804

N. L. Reding         35,965(2)       0.1         33.650      2/26/07          483,168

R. W. Reynolds       27,934(2)       0.1         33.650      2/26/07          375,277
                     21,729(5)       0.1         36.220      4/24/07          274,437
                     32,593(5)       0.1         41.000      4/24/07          348,093
                     32,593(5)       0.1         45.560      4/24/07          381,664
                     21,729(5)       0.1         50.110      4/24/07          225,112

H. A. Verfaillie     34,917(2)       0.1         33.650      2/26/07          469,090

(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options.

    Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The following weighted-average assumptions were made for purposes of calculating the original Grant Date Present Value: an option term of 5.2 years, volatility of 27%, dividend yield of 0.29%, and a risk-free interest rate of 6.41%.

(2) As discussed on page 13, 30% of the executive's 1997 annual incentive opportunity at the outstanding performance level was replaced by performance stock options. The exercise price of $33.65 was the fair market value per underlying share on February 27, 1997, the date of grant. The options were to become exercisable upon the earliest of the Company's attainment of goals, as determined by the People Committee (the most important factor will be the Company's performance against its EVA goal, but the People Committee will also consider net income expectations and results, the efforts put forth regarding the spin-off of the Company's chemicals business, the impact of the general economy, the balance achieved between long- and short-term objectives, and motivational impact), or the ninth anniversary of the option grant date, but in no event earlier than the first anniversary of the option grant date. Based on the Company's 1997 performance, in February 1998 the People Committee determined that (i) these options have become exercisable for the following number of shares: Mr. Shapiro, 41,183; Mr. De Schutter, 19,485; Mr. Reding, 18,559; Mr. Reynolds, 14,414; and Mr. Verfaillie, 18,018; performance criteria will be assigned to the following number of option shares to determine future vesting: Mr. Shapiro, 6,704; Mr. De Schutter, 1,466; Mr. Reding, 3,021; Mr. Reynolds, 2,347; and Mr. Verfaillie, 2,933; and the remainder of these options will not be exercisable until the ninth anniversary of the grant date.

(3) As discussed in footnote 4 to the Summary Compensation Table, these options were granted to Mr. De Schutter as partial payment for his balance in the Searle Phantom Plan.

(4) The exercise price of $37.872 for this tranche of options, granted to Mr. De Schutter due to increased responsibilities, was the fair market value per underlying share on September 25, 1997, the date of grant. The three succeeding tranches have pre-established "premium" exercise prices (prices higher than the fair market value per underlying share on the date of grant) which must be attained within 4, 5, and 6 years, respectively, from the date of grant and maintained for ten consecutive trading days in order to avoid forfeiture of the options in the tranche. All options must be held for a minimum of one year from the date of grant before they may be exercised. These options expire on the tenth anniversary of the grant date unless forfeited earlier. The options carry stock tax withholding rights.

(5) The exercise price of $36.22 for this tranche of options, granted to Mr. Reynolds due to increased responsibilities, was the fair market value per underlying share on April 25, 1997, the date of grant. The three succeeding tranches have pre-established "premium" exercise prices (prices higher than the fair market value per underlying share on the date of grant) which must be attained within 4, 5, and 6 years, respectively, from the date of grant and maintained for ten consecutive trading days in order to avoid forfeiture of the options in the tranche. The $41.00 pre-established exercise price has been met. All options must be held for a minimum of one year from the date of grant before they may be exercised. These options expire on the tenth anniversary of the grant date unless forfeited earlier. The options carry stock tax withholding rights.

AGGREGATED OPTION EXERCISES IN 1997 AND OPTION VALUES ON DECEMBER 31, 1997

             (a)                  (b)              (c)                 (d)                     (e)
    ----------------------    ------------      ----------      -----------------      --------------------
                                                                    Number of
                                                                   Securities                Value of
                                                                   Underlying              Unexercised
                                                                   Unexercised             In-the-Money
                                                                   Options At               Options at
                                                                  FY-End (#)(2)           FY-End ($)(2)
                                 Shares           Value
                              Acquired on        Realized         Exercisable/            Exercisable/
    Name                      Exercise (#)        ($)(1)          Unexercisable           Unexercisable
    ----                      ------------       --------         -------------           -------------
    R. B. Shapiro              1,528,970        46,741,110      3,179,865/79,811        29,283,819/666,422
    R. U. De Schutter             60,000         1,779,750       592,000/262,391       10,470,455/2,190,965
    N. L. Reding                       0                 0      2,198,000/35,965        48,339,963/300,308
    R. W. Reynolds                     0                 0       918,615/136,578        14,147,350/391,436
    H. A. Verfaillie              67,000         2,735,673      1,408,890/34,917        24,283,575/291,557

(1) The amounts in column (c) reflect the value of shares received on the exercises of options granted up to ten years ago at fair market values ranging from $6.656 to $15.550. Mr. Shapiro and Mr. Verfaillie continue to hold all of the shares received from these option exercises, other than shares sold to pay the option exercise price and anticipated taxes related to the exercise. Mr. De Schutter substantially increased his ownership of Monsanto stock as a result of the exercise of these options.

(2) Unexercised options shown in columns (d) and (e) reflect grants received over an extended period of time.

LONG-TERM INCENTIVE PLANS--AWARDS IN 1997

                                                    Estimated future payouts under non-stock
                                                               price-based plans
                      Number of      Performance    ----------------------------------------
                       shares,         or other
                      units or       period until
                    other rights      maturation     Threshold       Target       Maximum
      Name               (#)          or payout         ($)           ($)           ($)
       (a)               (b)             (c)           (d)(2)        (e)(2)        (f)(2)
      ----          ------------     ------------    ---------       ------       -------
R. U. De Schutter  17,200 units(1)     12/31/00       349,363       524,049      1,048,098
R. W. Reynolds      6,000 units(1)     12/31/00       110,151       165,227        330,454

(1) The units represent shares purchased under the Monsanto Executive Stock Purchase Incentive Plan (Executive Plan) described on page 13. Pursuant to the Executive Plan, Messrs. De Schutter and Reynolds purchased with a full-recourse interest-bearing loan from the Company the number of shares of the Company's common stock equal to the number of units next to his name. The interest rate was 5.69% for Mr. De Schutter and 6.80% for Mr. Reynolds, the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code) in effect at the time of their respective purchases. The estimated future payouts shown in this table are based upon the principal amount of the loan plus unpaid interest at the end of the performance period (Ending Loan Amount) and cannot exceed the amount to be repaid. The threshold payout represents 33 1/3% of the estimated Ending Loan Amount. In order to achieve the threshold payout, the executive must not sell the stock purchased and must remain employed with the Company during the entire performance cycle (which ends December 31, 2000), and the Company must have positive cumulative net income for this period (Service Award). The executive may also receive an additional award of up to the remaining
    66 2/3% of the Ending Loan Amount (Performance Award). The size of this Performance Award depends upon the total shareowner return to the Company's shareowners through the year 2000 as compared with the total shareowner return for companies in the Standard & Poor's Industrials (Index). In order to achieve the maximum payout shown in the table, the executive must earn the full Service Award, and the Company's total shareowner return through the year 2000 must be at or above the total shareowner return of companies at the 75th percentile of the Index, entitling the executive to the maximum Performance Award. To achieve the target award shown in the table, the executive must earn the full Service Award, and the Company's total shareowner return through the year 2000 must be at or above the 50th percentile of the Index, entitling the executive to the minimum Performance Award. Amounts paid must be applied by the executive towards payment of the outstanding principal and accrued interest on the loan. If only the threshold or target award is received, the outstanding loan balance would significantly exceed the payment to the executives under the Executive Plan, and the executive would be required to either sell some or all of the shares or use other personal assets to pay off the remainder of the loan.

(2) Assumes current annual dividend remains unchanged through December 31, 2000. An increase in the dividend would reduce the amount of the deferred incentive award. Similarly, a decrease in the dividend would increase the amount of the deferred incentive award. Assumes also that the named executive officer keeps the shares of stock purchased under the Executive Plan and remains an employee of the Company until December 31, 2000.

PENSION PLANS

The named executive officers (as well as other employees of Monsanto) are eligible for retirement benefits payable under the Company's defined benefit pension plans. Effective January 1, 1997, the defined benefit pension plans for the Company, Searle and NutraSweet were changed. The new defined benefit pension plans consist of two accounts: a "Prior Plan Account" and a "Cash Balance Account."

The opening balance of the Prior Plan Account was the lump sum value of the executive's December 31, 1996, monthly retirement benefit earned prior to January 1, 1997, under the old defined benefit pension plans described below, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. The formula used to calculate the opening balance for employment with Monsanto was the greater of 1.4% (1.2% for employees hired by the Company on or after April 1, 1986) of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of
(1) average compensation received during the 36 months of employment prior to 1997 or (2) average compensation received during the highest three of the five calendar years of employment prior to 1997. The annual normal retirement benefits under the Searle and NutraSweet pension plans used to determine the opening balance for employment with Searle or NutraSweet was (1) 1.8% of average compensation (the average compensation for the highest consecutive 60 of the last 120 months of employment preceding 1997) multiplied by years of service (up to a maximum of 30 years) less (2) 1.67% of estimated annual Social Security benefits at age 65 multiplied by years of service (up to a maximum of 30 years).

For each year of the executive's continued employment with the Company, the executive's Prior Plan Account will be increased by 4% to recognize that prior plan benefits would have grown as a result of pay increases.

For each year following December 31, 1996, during which the executive is employed, 3% of annual compensation in excess of the Social Security wage base and a percentage (based on age) of annual compensation (salary and annual bonus) will be credited to the Cash Balance Account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the Cash Balance Account of executives who earned benefits under the Company's old defined benefit pension plans will be credited each year (for up to 10 years based on prior years of service with the Company) following December 31, 1996, during which the executive is employed, with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

The estimated annual benefits payable as a single life annuity beginning at age 65 (assuming that each executive officer remains employed by the Company until age 65 and receives 4% annual compensation increases) are as follows: Mr. Shapiro, $750,239; Mr. De Schutter, $768,395; Mr. Reding, $877,927; Mr.
Reynolds, $637,699; and Mr. Verfaillie, $669,659.

Mr. Shapiro will be provided supplemental retirement benefits to recognize his experience prior to employment by the Company. Subject to certain service requirements, the Company will provide Mr. Shapiro with supplemental retirement benefits equal to 12% of average final compensation. The supplemental retirement benefits become vested in the event of a change of control of the Company. The estimated annual supplemental benefits payable to Mr. Shapiro upon retirement at age 65 are $224,728. Mr. Shapiro will also receive the same Company contribution to the retiree medical plan as an eligible retiree with 30 years of service. The value of his benefit will be determined at retirement based on age, the premium paid for medical coverage, and projected premium cost increases.

If the total of the benefits payable to Mr. De Schutter under the Company's defined benefit pension plans described above do not equal the benefit Mr. De Schutter would have received if all his service had been with the Company, he will be provided supplemental retirement benefits in an amount equal to the benefits he would have received under the Company's plans had all his years of service been with the Company, less the benefits provided by the Searle plans. It is estimated that there will be no annual supplemental benefit payable to Mr. De Schutter if he retires at age 65.

In addition to the retirement benefits for Mr. Verfaillie based on his years of service as a U.S. employee, Mr. Verfaillie is also eligible for regular retirement benefits based on his years of service as a non-U.S. employee. In addition, he participates in the Company's regular, non-qualified pension plan designed to protect retirement benefits for employees serving in more than one country. However, his total retirement benefits from the combined plans when considering his total service are expected to be generally comparable to the benefits described in this section.

CERTAIN AGREEMENTS

The Board has authorized the Company to enter into Change of Control Employment Agreements with each of the executive officers who are named in the Summary Compensation Table and certain other key executives. Each such Change of Control Employment Agreement becomes effective upon a "change of control" of the Company (as defined in the Change of Control Employment Agreement). Each Change of Control Employment Agreement provides for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive's employment is terminated by the Company without "cause" or if the executive terminates his or her own employment for "good reason" (each as defined in the Change of Control Employment Agreement), the executive is entitled to severance benefits equal to a "multiple" of his or her annual compensation (including bonus) and continuation of certain benefits for a number of years equal to the multiple. The multiple is three for the executive officers who are named in the Summary Compensation Table and two or three for the other executives (or, in either case, the shorter number of years until the executive's normal retirement date). In addition, each of the executive officers who are named in the Summary Compensation Table and the other executives who are entitled to a severance multiple of three is entitled to receive the severance benefits if he or she voluntarily terminates his or her own employment during the 30-day period beginning on the first anniversary of certain changes of control. Finally, the executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on certain change of control payments (unless the safe harbor below which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax). A cash medical allowance of $15,000 for payment of medical insurance premiums will also be provided to Mr. Verfaillie if he does not qualify for retiree medical coverage.

OTHER INFORMATION REGARDING MANAGEMENT

TRANSACTIONS AND RELATIONSHIPS

Mr. John E. Robson is a Senior Advisor at BancAmerica ROBERTSON STEPHENS. BancAmerica ROBERTSON STEPHENS has provided investment banking services to the Company in 1997 and is continuing to provide similar services to the Company in 1998.

Mr. Michael Kantor is a partner at the law firm of Mayer, Brown & Platt, which provided services to the Company in 1997 and is providing services to the Company in 1998.

INDEBTEDNESS

In May 1996, Mr. Shapiro, the other executives named in the Summary Compensation Table, and nine other executive officers of the Company received full-recourse, interest-bearing loans for the purchase price of the Monsanto common stock they purchased pursuant to the terms of the Monsanto Executive Stock Purchase Incentive Plan (Executive Plan) described on page 13 of this Proxy Statement. The loans have an eight-year term and accrue interest at the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code) on the purchase date for loans of such maturity, compounded annually. For these loans the applicable federal rate is 6.36%. For two other executive officers who purchased shares at a later date in 1996 and one executive officer who purchased shares in 1997 because of increased responsibilities or hiring into a position eligible for participation in the Executive Plan, the rates are 6.60%, 6.72%, and 6.80%, respectively. In addition, three executive officers, including Messrs. De Schutter and Reynolds each received an additional loan, with a rate of 6.80% (5.69% for Mr. De Schutter), to purchase additional shares after their responsibilities were changed in 1997. Each loan is secured by a pledge of the shares of common stock acquired under the Executive Plan.

Interest is payable prior to maturity to the extent of dividends paid on the shares purchased, with the balance due at the maturity of the loan. The proceeds of the deferred cash incentives awarded during the performance cycle under the Executive Plan must also be applied to prepay the loans. Following such prepayment, the balance of the loans at the end of the performance cycle, together with accrued and unpaid interest thereon, will generally be payable in three equal installments (plus interest) on the first three anniversaries of the end of the performance cycle. The payment of the loan will be accelerated if an executive officer's service is terminated during the performance cycle for any reason other than retirement or following a change of control. In the event of retirement, there is no loan acceleration. In the event of a change of control, the loan must be repaid over a three-year period following such event. The loan may also be prepaid at any time at the executive officer's option.

As of December 31, 1997, Mr. Shapiro and the other named executive officers had outstanding loans made pursuant to the Executive Plan in the following amounts:
Mr. Shapiro, $5,835,233; Mr. De Schutter, $648,359; Mr. Reding, $2,107,167; Mr.
Reynolds, $1,894,214; and Mr. Verfaillie, $2,107,167. As of December 31, 1997, the aggregate principal balance of loans made pursuant to the Executive Plan to all executive officers as a group (including the named executive officers) was $21,804,105.

In addition, one executive officer (not a named executive officer) who participates in the Executive Plan also has a loan from the Company pursuant to the terms of the Company's Employee Stock Purchase Plan (Employee Plan), a plan open generally to all regular full-time and regular part-time employees of the Company, for shares of stock he contracted to purchase over a 40-month period by means of payroll deductions. No interest is charged on loans under the Employee Plan. The executive has two contracts to purchase shares outstanding, one entered into on December 21, 1994, and the other on June 28, 1996. The executive's largest aggregate amount of indebtedness outstanding during 1997 under the Employee Plan was $59,867, and the aggregate amount outstanding as of December 31, 1997, under the Employee Plan was $36,059.

RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

The Board of Directors, upon the recommendation of the Finance Committee, has appointed Deloitte & Touche LLP (Deloitte) as the principal independent auditors to examine the consolidated financial statements of the Company and its subsidiaries for the year 1998. Deloitte has acted in this capacity since 1932, is knowledgeable about the Company's operations and accounting practices, and is well qualified to act in the capacity of auditor.

Although this appointment is not required to be submitted to a vote of the shareowners, the Board continues to believe it appropriate as a matter of policy to request that the shareowners ratify the appointment of Deloitte as principal independent auditors. If the shareowners should not ratify, the Finance Committee will investigate the reasons for shareowner rejection and the Board will reconsider the appointment.

A formal statement by representatives of Deloitte is not planned for the Annual Meeting. However, as in past years, they are expected to be present at the meeting and available to respond to appropriate questions.

                         ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 1998.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

SHAREOWNER PROPOSAL (PROXY ITEM NO. 3)

PROPOSAL RELATING TO CUMULATIVE VOTING.

Management has been advised that a shareowner intends to present the following proposal at the Annual Meeting. To be adopted, this proposal, WHICH IS OPPOSED BY THE BOARD OF DIRECTORS, would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting.

                         ------------------------------

"WHEREAS,

     "Monsanto has nomination procedures that make it DIFFICULT for stockholders to have their nominees elected to the Board of Directors and

     "Directors are now elected for a THREE YEAR TERM (rather than one year terms previously) with ONE VOTE available for each nominee for each share voted.

"BE IT RESOLVED THAT THE STOCKHOLDERS REQUEST MONSANTO TO IMPLEMENT THE PROPOSAL
BELOW:

     "Change the election procedure for the Board of Directors TO ALLOW CUMULATIVE VOTING (total votes are equal to the number of shares times the number of directors to be elected). This proposal would only be effective for nominees for Director at meetings subsequent to the 1998 Annual Meeting and would, therefore, not affect the unexpired terms of the existing Directors.

"If you agree with this proposal, please mark your proxy FOR. Otherwise, abstentions may have the same effect as 'no' votes."

                       Supporting Statement of Proponent

"This proposal would allow stockholders to have more influence on the election of THEIR (not management's) Board and, consequently, the future of THEIR company.

"Cumulative voting allows stockholders to select the nominee(s) they want to vote for and to cast all their votes for a single (or several) candidate(s). Therefore, nominee(s) that are receptive to stockholders' rights (such as better nomination procedures and annual terms for Directors) could be more easily elected. CALIFORNIA LAW has required state pension and college funds to be voted in FAVOR of cumulative voting proposals. Many successful corporations, such as PENNZOIL, LOCKHEED-MARTIN, AND INGERSOLL-RAND allow cumulative voting. ALLEGHENY POWER SYSTEMS TRIED to take away cumulative voting, but their stockholders did not allow this change which would have reduced stockholder rights.

"Current procedures allow nominations to the Nominating Committee. However, this Committee rarely, if ever, approves any stockholder candidates and effectively becomes a "GATEKEEPER" for the Board. This pre-empts stockholder rights. Nomination at the Annual Meeting itself is a SHAM since only "TOKEN" votes will be counted, because most ballots are cast by proxy BEFORE THE MEETING.

"Cumulative voting would allow stockholders to remove these directors if the stockholders wanted to.

" 'Corporate Democracy, Inc.' supports cumulative voting. I strongly encourage you to mark FOR on your ballot. Thanks."

                         ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE FOREGOING RESOLUTION FOR THE FOLLOWING REASONS:

The Board of Directors believes that the adoption of cumulative voting would be detrimental to the best interests of the Company by reducing the effectiveness of Monsanto's Board of Directors. Each director is now elected by a plurality of the votes cast at an Annual Meeting of Shareowners. Monsanto's directors are chosen for their accomplishment, commitment, integrity and diversity of background and experience, and share the common objective of advancing the best interests of all shareowners. Monsanto's Board Charter states that in selecting non-employee directors, the Company will seek individuals "who will represent all Monsanto shareowners and not a special interest or a particular constituency."

Cumulative voting has the appearance of fairness, but in reality would benefit special interest groups. Cumulative voting could permit a shareowner or group of shareowners owning substantially less than a majority of the Company's stock to elect a director to advance a group's narrow interests. This could alter the proper balance, diversity and independence of the Board and would introduce the likelihood of factionalism and discord within the Board and may undermine its ability to work effectively on behalf of the interests of all of the shareowners.

Factionalism and discord within the Board would inhibit its discussions and decision-making, shifting the Board's attention away from the Company's strategic plans to the director's single interest agenda. The proponent has given no reason, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Eight of Monsanto's ten directors are independent non-employee directors and all are nominated for the Board by Monsanto's People Committee, which consists entirely of independent directors. This helps assure the continued independence of the Board in representing all of the shareowners.

ACCORDINGLY, WE RECOMMEND THAT SHAREOWNERS VOTE "AGAINST" THIS RESOLUTION.

                         ------------------------------

Further information regarding the name, address, and stockholdings of the sponsor of the shareowner proposal will be furnished orally or in writing as requested promptly upon receipt of any oral or written request made to the Secretary of the Company.

GENERAL INFORMATION

For inclusion in the Company's Proxy Statement and form of proxy, any proposals of shareowners intended to be presented at the 1999 Annual Meeting must be received by the Company no later than November 13, 1998.

To nominate one or more directors and/or propose proper business from the floor for consideration at the 1999 Annual Meeting, other than by inclusion in the Proxy Statement and form of proxy pursuant to the preceding paragraph, shareowners must provide written notice. Such notice should be addressed to the Secretary and be received at the Company's World Headquarters not earlier than January 24, 1999, and not later than February 23, 1999. The Company's By-Laws set out specific requirements which such written notices must satisfy. Copies of those requirements will be forwarded to any shareowner upon written request.

The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this Proxy Statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unwilling or unable to serve as a director.

A shareowner who wishes to give a proxy to someone other than the Board's proxy committee may strike out the names appearing on the enclosed form of proxy, write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

The Company will bear the expense of preparing, printing, and mailing this proxy material, as well as the cost of any required solicitation. The Company has engaged Georgeson & Co., a proxy solicitation firm, to assist by mail or telephone, in person, or otherwise in the solicitation of proxies. Georgeson's fee is expected to be approximately $15,000 plus expenses. A few regular employees may also participate in the solicitation, without additional compensation. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their proxies.

You are urged to mark, sign, date, and return your proxy promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

                                           R. WILLIAM IDE III
                                           Secretary

March 13, 1998

                      (This page intentionally left blank)

1998 MONSANTO COMPANY
ANNUAL MEETING OF SHAREOWNERS

You are cordially invited to attend the 1998 Annual Meeting of Shareowners of Monsanto Company on Friday, April 24, 1998, at 1:30 p.m. at the Field Museum in Chicago, Illinois.

Doors open at 12:00 Noon, and the meeting will begin promptly at 1:30 p.m. in the James Simpson Theatre. After the meeting, all attendees are invited to visit the galleries of the Field Museum as guests of Monsanto Company.

The Field Museum is located near Chicago's lakefront and is easy to reach by car or public transportation.

Complimentary valet parking will be available at the West Entrance of the Field Museum. Please display the shareowner admittance ticket below for valet parking.

The James Simpson Theatre is most easily accessible through the Field Museum's West Entrance.

PLEASE BRING YOUR SHAREOWNER ADMISSION TICKET TO THE MEETING.

                          SHAREOWNER ADMITTANCE TICKET

                                Monsanto Company
                         Annual Meeting of Shareowners

Date                     Place
----                     -----
April 24, 1998           James Simpson Theatre
                         The Field Museum
Time                     Chicago, Illinois
-----------------------
1:30 p.m. Central Time

---                         ----------------------------------------------------
                                   CUT HERE ,

                                  MONSANTO MAP

How to Get There

From the North take I-90 and from Northwest I-94, exit at Roosevelt Road, head east to Columbus Drive, right on Columbus Drive to McFetridge Drive, left on McFetridge Drive, the Museum will be on your left.

From the West take I-88 to I-290 east through the City to Columbus Drive, right on Columbus Drive to McFetridge Drive, turn left on McFetridge Drive, the Museum will be on your left.

From the Southwest take I-55, exit on Lake Shore Drive, drive north past Soldier Field to McFetridge Drive, right on McFetridge Drive, the Museum will be on your left.

From the South or Southeast take I-80/94 to the Calumet Expressway I-94 north to the Dan Ryan Expressway to the Lake Shore Drive exit, I-55 east to Lake Shore Drive north, north past Soldier Field to McFetridge Drive, right on McFetridge, the Museum will be on your left.

In all cases, as you drive east on McFetridge Drive you must make a U-turn at the first stop sign, then proceed west into the parking lot.

                                                        NOTICE OF ANNUAL MEETING
                                                                  OF SHAREOWNERS
                                                             AND PROXY STATEMENT

                                 [MONSANTO LOGO]

PROXY
[MONSANTO LOGO]

Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Annual Meeting
   The Field Museum
   Roosevelt Road and Lake Shore Drive
   Chicago, Cook County, Illinois
   1:30 P.M., April 24, 1998


The undersigned hereby appoints Robert B. Shapiro, Nicholas L. Reding and R. William Ide III, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of Monsanto Company which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareowners, and any adjournments thereof, as specified upon the matters indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN U.S.A.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2; AND "AGAINST" ITEM 3.

                        (Please sign on reverse side)
                             FOLD AND DETACH HERE


[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.


1.  Election of Directors   / / FOR all nominees listed   / / WITHHOLD AUTHORITY
    for Terms Expiring 2001     below (except as written      to vote for all
                                to the contrary below)        nominees listed
                                                              below

P. Leder, J. E. Robson, and W. D. Ruckelshaus.


(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in this space)

----------------------------------


2. Ratification of Deloitte & Touche LLP as principal independent auditors for 1998.

     / / FOR  / / AGAINST  / / ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.


3.  Shareowner proposal relating to cumulative voting.

     / / FOR  / / AGAINST  / / ABSTAIN

Mark the box below if you will be attending the Annual Meeting.

     / / WILL ATTEND

                                   Please sign your name or names exactly as printed hereon. When shares are held by joint tenants, both should sign. Trustees and other fiduciaries should so indicate when signing.

                                   The signer(s) hereby revokes all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.


----------------------

----------------------
SIGNATURE(S)      DATE


                             FOLD AND DETACH HERE

                    IMPORTANT: PLEASE MARK, SIGN, AND DATE
              YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                    IF YOU WILL BE ATTENDING THE MEETING,
                      PLEASE BRING THE ADMITTANCE TICKET
                  INCLUDED ON PAGE 27 OF THE PROXY STATEMENT

PROXY
[MONSANTO LOGO]



TO PARTICIPANTS IN:  THE MONSANTO SAVINGS AND INVESTMENT PLAN (SIP)

Participants may instruct the Trustee as to the manner in which Monsanto stock held for their account and entitled to vote shall be voted at Shareowners' meetings. The enclosed Notice of Annual Meeting of Shareowners and Proxy Statement for Monsanto Company's Annual Meeting are being provided to you by the Trustee. If you desire to instruct the Trustee in the voting of your plan shares, you should fill in the reverse side of the voting form, date, sign and return this form in the enclosed envelope. No postage is required if mailed in the U.S.A. The shares will be voted at the Annual Meeting to be held at The Field Museum, Roosevelt Road and Lake Shore Drive, Chicago, Cook County, Illinois, on April 24, 1998, at 1:30 p.m., or at any adjournment thereof.

THE TRUSTEE MUST RECEIVE THIS FORM ON OR PRIOR TO APRIL 20, 1998. THE TRUSTEE WILL VOTE YOUR SHARES AS YOU DIRECT ONLY IF THE SIGNED FORM IS RECEIVED ON OR PRIOR TO APRIL 20, 1998, AND YOU HAVE SPECIFIED YOUR DIRECTIONS HEREIN. OTHERWISE, THE TRUSTEE WILL VOTE YOUR SIP SHARES IN PROPORTION TO THE VOTES OF THE OTHER SIP PARTICIPANTS.

THE PROXY FOR WHICH YOUR INSTRUCTIONS ARE REQUESTED IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


                        (Please sign on reverse side)

                             FOLD AND DETACH HERE

[X] Please mark your votes as in this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1.  Election of Directors for Terms Expiring in 2001


           / / FOR all nominees listed     / / WITHHOLD AUTHORITY
           below (except as written to           to vote for all
           the contrary below)                   nominees listed
                                                 below


P. Leder, J. E. Robson, and W. D. Ruckelshaus.

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in this space)

-----------------------------------

2. Ratification of Deloitte & Touche LLP as principal independent auditors for 1998.

     / / FOR  / / AGAINST  / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3; AND TO "GRANT AUTHORITY" FOR ITEM 4.

3.  Shareowner proposal relating to cumulative voting.

     / / FOR  / / AGAINST  / / ABSTAIN

4. In the Trustee's discretion, upon such other matters as may properly come before the meeting.

     / / GRANT AUTHORITY      / / WITHHOLD AUTHORITY

Mark this box if you will be attending the Annual Meeting.

     / / WILL ATTEND



The signer hereby revokes
all proxies heretofore given by
the signer to vote at said
meeting or any adjournment thereof.


-------------------------
SIGNATURE         DATE

                             FOLD AND DETACH HERE

                    IMPORTANT: PLEASE MARK, SIGN, AND DATE
              YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED


                    IF YOU WILL BE ATTENDING THE MEETING,
                      PLEASE BRING THE ADMITTANCE TICKET
                  INCLUDED ON PAGE 27 OF THE PROXY STATEMENT

PROXY
[MONSANTO LOGO]

TO PARTICIPANTS IN:  THE SOLUTIA INC. SAVINGS AND INVESTMENT PLAN (SIP)

Participants may instruct the Trustee as to the manner in which Monsanto stock held for their account and entitled to vote shall be voted at Shareowners' meetings. The enclosed Notice of Annual Meeting of Shareowners and Proxy Statement for Monsanto Company's Annual Meeting are being provided to you by the Trustee. If you desire to instruct the Trustee in the voting of your plan shares, you should fill in the reverse side of the voting form, date, sign and return this form in the enclosed envelope. No postage is required if mailed in the U.S.A. The shares will be voted at the Annual Meeting to be held at The Field Museum, Roosevelt Road and Lake Shore Drive, Chicago, Cook County, Illinois, on April 24, 1998, at 1:30 p.m., or at any adjournment thereof.

THE TRUSTEE MUST RECEIVE THIS FORM ON OR PRIOR TO APRIL 20, 1998. THE TRUSTEE WILL VOTE YOUR SHARES AS YOU DIRECT ONLY IF THE SIGNED FORM IS RECEIVED ON OR PRIOR TO APRIL 20, 1998, AND YOU HAVE SPECIFIED YOUR DIRECTIONS HEREIN. OTHERWISE, THE TRUSTEE WILL VOTE YOUR SIP SHARES IN PROPORTION TO THE VOTES OF THE OTHER SIP PARTICIPANTS.


THE PROXY FOR WHICH YOUR INSTRUCTIONS ARE REQUESTED IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


                        (Please sign on reverse side)
                             FOLD AND DETACH HERE



[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1.  Election of Directors for Terms Expiring in 2001


           / / FOR all nominees listed     / / WITHHOLD AUTHORITY
           below (except as written to           to vote for all
           the contrary below)                   nominees listed
                                                 below


P. Leder, J. E. Robson, and W. D. Ruckelshaus.

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in this space)


----------------------------------

2. Ratification of Deloitte & Touche LLP as principal independent auditors for 1998.

     / / FOR  / / AGAINST  / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3; AND TO "GRANT AUTHORITY" FOR ITEM 4.

3.  Shareowner proposal relating to cumulative voting.

     / / FOR  / / AGAINST  / / ABSTAIN

4. In the Trustee's discretion, upon such other matters as may properly come before the meeting.

     / / GRANT AUTHORITY      / / WITHHOLD AUTHORITY

Mark this box if you will be attending the Annual Meeting.

     / / WILL ATTEND



The signer hereby revokes all
proxies heretofore given by the
signer to vote at said meeting
or any adjournment thereof.




-------------------------
SIGNATURE            DATE


                             FOLD AND DETACH HERE

                    IMPORTANT: PLEASE MARK, SIGN, AND DATE
              YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED


                    IF YOU WILL BE ATTENDING THE MEETING,
                      PLEASE BRING THE ADMITTANCE TICKET
                  INCLUDED ON PAGE 27 OF THE PROXY STATEMENT